UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 19, 2006 (December 15, 2006)

EV Energy Partners, L.P.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-33024 (Commission File No.)	20-4745690 (I.R.S. Employer Identification No.)

1001 Fannin, Suite 800, Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s telephone number, including area code: (713) 659-3500
 _______________________________

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 15, 2006, EV Energy Partners, L.P. (the “Partnership”) closed its previously announced acquisition of oil and gas properties in North Louisiana, East Texas, Western Oklahoma and West Texas. The purchase price, after initial closing adjustments, was $27.8 million and was funded with borrowings under its existing credit agreement.

The foregoing description of the acquisition is not complete and is qualified in its entirety by the full text of the purchase and sale agreements dated November 10, 2006 between Five States Energy Company, LLC and EV Properties, L.P., copies of which were filed as Exhibit 2.1 and Exhibit 2.2 to the Partnership’s Current Report on Form 8-K filed with the Securities Exchange Commission on November 17, 2006, and are incorporated herein by reference.

On December 18, 2006, the Partnership issued a press release announcing the closing of the acquisitions. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits. (Information furnished in this Item 9.01 is furnished pursuant to Item 7.01.)

(a)	The required financial statements will be filed no later than 75 days from the date of the closing of the acquisition.

(c)	Exhibits.

99.1	News Release of EV Energy Partners, L.P. dated December 18, 2006

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EV Energy Partners, L.P.

Dated: December 18, 2006	By:	/s/ MARK A. HOUSER
Mark A. Houser
President and Chief Operating Officer of EV Management LLC, general partner of EV Energy GP, L.P., general partner of EV Energy Partners, L.P

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated December 18, 2006